Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8, File Nos. 333-98681 and 333-116216) pertaining to the ConocoPhillips Store Savings Plan of our report dated June 20, 2008, with respect to the financial statements and schedule of the ConocoPhillips Store Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP
Houston, Texas
June 20, 2008